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                                                                      EXHIBIT 21
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                                  SUBSIDIARIES


1.  Ortel Vertriebs GmbH, a corporation organized under the laws of Germany


2.  Ortel SARL, a corporation organized under the laws of France


3.  Avitec AB, a corporation organized under the laws of Sweden

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